EXHIBIT 10.4




           SECOND LIEN DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING
                                      FROM



                             DEL LABORATORIES, INC.

                                       To

                            Biberstein & Nunalee, LLP
                          as Trustee for the benefit of
                            JPMORGAN CHASE BANK, N.A.
                    ----------------------------------------

                            Dated: December ___, 2005

                              Premises: Carver Road
                        Rocky Point, North Carolina 28457
                                County of Pender
                    ----------------------------------------

COLLATERAL IS OR INCLUDES FIXTURES
(THIS DOCUMENTS SERVES AS A FIXTURE FILING UNDER SECTION 25-9-502 OF THE NORTH CAROLINA UNIFORM COMMERCIAL CODE.) THIS DEED OF TRUST IS GIVEN PARTLY TO SECURE FUTURE OBLIGATIONS WHICH MAY BE INCURRED HEREUNDER.

Prepared by and after recordation return to:
Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, New York 10022
Attn:  Stephanie Quaranta, Esq.

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                               TABLE OF CONTENTS


1.DEFINITIONS..................................................................1

2.GRANT........................................................................3

3.WARRANTIES, REPRESENTATIONS AND COVENANTS....................................3
         3.1      Title to Mortgaged Property and Lien of this Instrument......3
         3.2      Second Lien Status...........................................3
         3.3      Payment and Performance......................................3
         3.4      Replacement of Fixtures and Personalty.......................3
         3.5      Maintenance of Rights of Way, Easements and Licenses.........4
         3.6      Inspection...................................................4
         3.7      Other Covenants..............................................4

4.DEFAULT AND FORECLOSURE......................................................4
         4.1      Remedies.....................................................4
         4.2      Separate Sales...............................................6
         4.3      Remedies Cumulative, Concurrent and Nonexclusive.............6
         4.4      Release of and Resort to Collateral..........................6
         4.5      Waiver of Redemption, Notice and Marshalling of Assets.......6
         4.6      Discontinuance of Proceedings................................6
         4.7      Application of Proceeds......................................7
         4.8      Occupancy After Foreclosure..................................7
         4.9      Protective Advances and Disbursements; Costs of
                        Enforcement............................................7
         4.10     No Beneficiary in Possession.................................8

5.ASSIGNMENT OF RENTS AND LEASES...............................................8
         5.1      Assignment...................................................8
         5.2      No Obligation................................................8
         5.3      Right to Apply Rents.........................................8

6.SECURITY AGREEMENT...........................................................9
         6.1      Security Interest............................................9
         6.2      Financing Statements.........................................9
         6.3      Fixture Filing...............................................9

7.CONCERNING THE TRUSTEE.......................................................9
         7.1      Certain Rights...............................................9
         7.2      Retention of Money..........................................10
         7.3      Successor or Trustee........................................10
         7.4      Perfection of Appointment...................................10
         7.5      Trustee Liability...........................................10

8.MISCELLANEOUS...............................................................10
         8.1      Notices.....................................................10
         8.2      Covenants Running with the Land.............................11
         8.3      Attorney-in-Fact............................................12
         8.4      Successors and Assigns......................................12
         8.5      No Waiver...................................................12
         8.6      Subrogation.................................................12
         8.7      Credit Agreement............................................12




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         8.8      Release.....................................................12
         8.9      Waiver of Stay, Moratorium and Similar Rights...............13
         8.10     Obligations of Grantor, Joint and Several...................13
         8.11     Governing Law...............................................13
         8.12     Headings....................................................13
         8.13     Entire Agreement............................................13
         8.14     Future Advances.............................................13
         8.15     Intercreditor Agreement.....................................14


Exhibit A:  legal description






                             INDEX OF DEFINED TERMS





Administrative Agent................................1
Beneficiary.........................................1
Covenants...........................................1
Credit Agreement....................................1
Deed of Trust.......................................1
Fixtures............................................2
Grantor.............................................1
Improvements........................................2
Intercreditor Agreement.............................1
Land................................................1
Leases..............................................2
Lenders.............................................1
Loan Documents......................................1
Mortgaged Property..................................1
Obligations.........................................3
Permitted Encumbrances..............................3
Personalty..........................................2
Plans...............................................2
Property Agreements.................................2
Rents...............................................2
Trustee.............................................1
UCC.................................................3



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           SECOND LIEN DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
           SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING


This Second Lien Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing (this "DEED OF TRUST") is executed as of December ___, 2005, by DEL LABORATORIES, INC., a Delaware corporation ("GRANTOR"), having an address at 178 EAB Plaza, Uniondale, New York 11556, in favor of Biberstein & Nunalee, LLP ("TRUSTEE"), having an address at P.O. Box 428, Burgaw, North Carolina 28425, for the benefit of JP MORGAN CHASE BANK, N.A., a New York banking corporation ("BENEFICIARY"), having an address at 270 Park Avenue, 4th Floor, New York, New York 10017, in its capacity as administrative agent ("ADMINISTRATIVE AGENT") for the Lenders under the Credit Agreement more fully described below.

1. DEFINITIONS

As used herein, the following terms shall have the following meanings:

"COVENANTS": All of the agreements, covenants, conditions and other obligations made or undertaken by Grantor or any other person or entity to Beneficiary or to any other Secured Party (as defined in the Guarantee and Collateral Agreement) as set forth in the Loan Documents.

"INTERCREDITOR AGREEMENT": The Intercreditor Agreement dated as of October 28, 2005 by and among Borrower, Beneficiary, in its capacity as Administrative Agent under the Credit Agreement and Wells Fargo Bank, N.A., in its capacity as Collateral Agent under the Collateral Agency Agreement dated as of October 28, 2005 between it, as Collateral Agent, and Wells Fargo Bank, N.A., as trustee under the Senior Secured Note Indenture (as defined in the Credit Agreement).

"LOAN DOCUMENTS": The (1) Credit Agreement dated as of December ___, 2005 by and among DLI Holding II Corp., a Delaware corporation, Del Laboratories, Inc., a Delaware corporation, as borrower, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement ("LENDERS"), J.P. Morgan Securities, Inc., as sole lead arranger and sole bookrunner, and Beneficiary, as Administrative Agent (the "CREDIT AGREEMENT"),
(2) the Security Documents (including this Deed of Trust) and the Notes, each as defined in the Credit Agreement and (3) each other agreement, certificate or document executed by any Group Member (as defined in the Credit Agreement) and delivered to any Agent (as defined in the Credit Agreement) or any Lender pursuant to the Credit Agreement or any Security Document.

"MORTGAGED PROPERTY": All of Grantor's right, title and interest in or to (1) the real property described in EXHIBIT A, together with any greater estate therein as hereafter may be acquired by Grantor (the "LAND"), (2) buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the "IMPROVEMENTS"), (3) fixtures, materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used primarily in connection with any of the Improvements or the Land, and all water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "FIXTURES"), (4) all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used primarily in connection with, or arising from or otherwise related to the Land and Improvements or that may be used in or relating to the planning, development, financing or operation of the Mortgaged Property, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, goodwill, chattel paper, documents, property licenses and/or franchise agreements, rights of Grantor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs but only to the extent assignable (the "PERSONALTY"), (5) reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Grantor with respect solely to the Mortgaged Property, (6) plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the "Plans"), (7) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Mortgaged Property (the "LEASES"), together with all related security and other deposits,
(8) all of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases other than Grantor for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "RENTS"),
(9) to the extent assignable, all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the "PROPERTY AGREEMENTS"), (10) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, (11) accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (12) all proceeds of and any unearned premiums on any insurance policies covering any of the above property now or hereafter acquired by Grantor, (13) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Mortgaged Property and (14) any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty. As used in this Deed of Trust, the term "MORTGAGED PROPERTY" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

"OBLIGATIONS": As defined in the Credit Agreement, as well as all obligations arising under the Guarantee and Collateral Agreement and including, without limitation, all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Grantor to Beneficiary or the Lenders under documents that recite that they are intended to be secured by this Deed of Trust.

"PERMITTED ENCUMBRANCES": The outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Deed of Trust issued on the date hereof, together with the liens and security interests in favor of Beneficiary created or permitted by the Loan Documents and Section 7.3 of the Credit Agreement.

"UCC": The Uniform Commercial Code of the State of North Carolina or the Uniform Commercial Code in effect in any other state if applicable.

All terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

2. GRANT. To secure the full and timely payment and performance of the Obligations, Grantor MORTGAGES, GRANTS, BARGAINS, SELLS, TRANSFERS, ASSIGNS and HYPOTHECATES and CONVEYS the Mortgaged Property to Trustee, IN TRUST, WITH POWER OF SALE, subject, however, to the Permitted Encumbrances. The latest scheduled maturity date of the secured debt is December ___, 2010.

3. WARRANTIES, REPRESENTATIONS AND COVENANTS. Grantor warrants, represents and covenants to Trustee and Beneficiary as follows:

3.1. TITLE TO MORTGAGED PROPERTY AND LIEN OF THIS INSTRUMENT. Grantor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Deed of Trust creates a valid, enforceable second priority lien and security interest against the Mortgaged Property subject only to the Permitted Encumbrances.

3.2. SECOND LIEN STATUS. Grantor shall preserve and protect the second lien and security interest status of this Deed of Trust and the other Loan Documents. If any lien or security interest other than a Permitted Encumbrance is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Beneficiary to the extent required by the Credit Agreement).

3.3. PAYMENT AND PERFORMANCE. Grantor shall pay and perform the Obligations when due under the Loan Documents to which it is a party and shall perform the Covenants under the Loan Documents to which it is a party in full when they are required to be performed.

3.4. REPLACEMENT OF FIXTURES AND PERSONALTY. Except as permitted by the
Credit Agreement, Grantor shall not, without the prior written consent of Beneficiary, not to be unreasonably withheld, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is immaterial or is obsolete and in either case, is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Beneficiary.

3.5. MAINTENANCE OF RIGHTS OF WAY, EASEMENTS AND LICENSES. Grantor shall maintain, in the ordinary course of business, all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements and franchises necessary for the use of the Mortgaged Property and will not, without the prior consent of Beneficiary, not to be unreasonably withheld or delayed, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Mortgaged Property which restriction is reasonably likely to materially and adversely affect the current use of the Mortgaged Property. Grantor shall comply in all material respects with all restrictive covenants affecting the Mortgaged Property, and all zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.

3.6. INSPECTION. Grantor shall permit Beneficiary and its agents, representatives and employees, upon reasonable prior notice to Grantor and during normal business hours (except in the case of an emergency, in which case no notice shall be necessary), to inspect the Mortgaged Property and conduct such environmental, to the extent Beneficiary believes that there is a reasonable possibility that a release of Materials of Environmental Concern in violation of Environmental Laws may have occurred or is occurring, engineering and other studies as Beneficiary may reasonably require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property. Beneficiary shall indemnify Grantor for all losses relating to its or its agent's gross negligence and willful misconduct in connection with such inspection and studies.

3.7. OTHER COVENANTS. All of the covenants in the Credit Agreement are incorporated herein by reference.

4. DEFAULT AND FORECLOSURE

4.1 REMEDIES. During the occurrence and continuance of an Event of Default, Beneficiary may, at Beneficiary's election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

4.1.1. Acceleration. To the extent permitted by the Credit Agreement, declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

4.1.2. Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Grantor remains in possession of the Mortgaged Property after an Event of Default and without Beneficiary's prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor.

4.1.3. Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Trustee in connection therewith in accordance with the provisions of SECTION 4.7 hereof.

4.1.4. Remedies of Beneficiary upon Default. Upon the occurrence of any Event of Default, Beneficiary may, at its option, without prior notice to Grantor, declare the Obligations to be immediately due and payable in full; and, on application of Beneficiary, Trustee shall foreclose this Deed of Trust in any manner permitted by North Carolina law, including selling the Mortgaged Property or any part thereof at public sale to the last and highest bidder for cash, free of any equity of redemption, homestead, dower, curtesy or other state or federal exemption, all of which are expressly waived by Grantor, after compliance with applicable North Carolina laws relating to foreclosure sales under power of sale; and Trustee shall execute and deliver to the purchaser a Trustee's deed conveying the Mortgaged Property so sold without any covenant or warranty, expressed or implied. The recitals in the Trustee's deed shall be prima facie evidence of the truth of the statements made therein. The proceeds of any such sale shall be applied in the manner and in the order prescribed by applicable North Carolina law, it being agreed that the expenses of any such sale shall include a commission of five per cent of the gross sales price to Trustee for holding such sale and for all services performed by him hereunder excluding expenses incurred in making sale. In the event a foreclosure suit or special proceeding is commenced, and no sale is held, then the Grantor shall pay to the
Trustee: (a) all expenses incurred by Trustee and (b) a partial commission computed on five percent of the balance of the unpaid Obligations. Beneficiary may bid and become the purchaser at any sale under this Deed of Trust. At any such sale Trustee may at his election require the successful bidder immediately to deposit with Trustee cash in an amount equal to all or any part of the successful bid and notice of any such requirement need not be included in the advertisement of the notice of such sale. If foreclosure proceedings are instituted under this Deed of Trust, Trustee is hereby authorized to take possession of the Mortgaged Property and collect any rental accrued or to accrue; or Trustee may lease the Mortgaged Property or any part thereof, receive the rents and profits therefrom, and hold the proceeds remaining after payment of the expenses of managing and operating the Mortgaged Property subject to the order of the court for the benefit of Beneficiary, pending final disposition on the foreclosure proceedings, and during any period allowed by applicable law for the redemption from any foreclosure sale ordered in such proceedings; and Trustee may act irrespective of the value of the Mortgaged Property or its adequacy or inadequacy to secure or discharge the indebtedness then owing.

4.1.5 Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7 hereof.

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4.1.6. Other. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Notes either before, during or after any proceeding to enforce this Deed of Trust).

4.2. SEPARATE SALES. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Beneficiary in its sole discretion may elect in accordance with any applicable Requirement of Law; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales described in the foregoing sentence.

4.3. REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Trustee and
Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Note and the other Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Trustee or Beneficiary in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

4.4. RELEASE OF AND RESORT TO COLLATERAL. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a second and prior lien and security interest in and to the remaining Mortgaged Property. For payment of the Obligations, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

4.5. WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of Trustee's election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation. Grantor waives any right or remedy which Grantor may have or be able to assert pursuant to any provision of North Carolina law, including, without limitation, the rights or remedies set forth in N.C. Gen. Stat. ss.26-7, et. seq., pertaining to the rights and remedies of sureties.

4.6. DISCONTINUANCE OF PROCEEDINGS. If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Grantor, Trustee and Beneficiary shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Trustee and Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default that may then exist or the right of Trustee and Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

4.7. APPLICATION OF PROCEEDS. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in the following order unless otherwise required by the Credit Agreement or applicable law:

4.7.1. to the payment of the out-of-pocket costs and expenses actually incurred by Beneficiary in taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation: (1) trustee's and receiver's reasonable fees and expenses,
(2) court costs, (3) reasonable out-of-pocket attorneys' and accountants' fees and expenses, (4) costs of advertisement, and (5) the payment of all ground rent, real estate taxes and assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold;

4.7.2 to the payment of all amounts (including interest), other than the payment of the Obligations, which may be due to Beneficiary under the Loan Documents;

4.7.3 to the payment of the Obligations and performance of the Covenants under the Loan Documents in such manner and order of preference as Beneficiary in its sole discretion may determine in accordance with the terms of the Credit Agreement; and

4.7.4 the balance, if any, to the payment of the persons legally entitled thereto.

4.8 OCCUPANCY AFTER FORECLOSURE. The purchaser at any foreclosure sale pursuant to SECTION 4.1.4 shall become the legal owner of the Mortgaged Property. All occupants of the Mortgaged Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Mortgaged Property.

4.9. PROTECTIVE ADVANCES AND DISBURSEMENTS; COSTS OF ENFORCEMENT.

4.9.1 If any Event of Default exists, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Beneficiary under this Section, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the interest rate applicable to overdue Reimbursement Obligations under Section 3.5(c) of the Credit Agreement, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

4.9.2 Grantor shall pay all expenses (including reasonable out-of-pocket attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Obligations or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.

4.10 NO BENEFICIARY IN POSSESSION. Neither the enforcement of any of the remedies under this Article, the assignment of the Rents and Leases under
ARTICLE 5, the security interests under ARTICLE 6, nor any other remedies afforded to Trustee or Beneficiary under the Loan Documents, at law or in equity shall cause Trustee or Beneficiary to be deemed or construed to be a Beneficiary in possession of the Mortgaged Property, to obligate Trustee or Beneficiary to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

5.       ASSIGNMENT OF RENTS AND LEASES

5.1 ASSIGNMENT. Grantor hereby grants to Beneficiary a present, absolute assignment of the Leases and Rents. While any Event of Default exists, Beneficiary shall be entitled to (a) notify any person that the Leases have been assigned to Beneficiary and that all Rents are to be paid directly to Beneficiary, whether or not Trustee or Beneficiary has commenced or completed foreclosure or taken possession of the Mortgaged Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations under the Leases;
(c) enforce payment of Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Leases; (d) enter upon, take possession of and operate the Mortgaged Property;
(e) lease all or any part of the Mortgaged Property; and/or (f) perform any and all obligations of Grantor under the Leases and exercise any and all rights of Grantor therein contained to the full extent of Grantor's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver. For so long as no Event of Default exists, Grantor shall have a revocable license to deal with and enjoy the rights otherwise described in the preceding sentence.

5.2. NO OBLIGATION. Notwithstanding Beneficiary's rights hereunder,
Beneficiary shall not be obligated to perform, and Beneficiary does not undertake to perform, any obligation, duty or liability with respect to the Leases or Rents on account of this Deed of Trust. Trustee and Beneficiary shall have no responsibility on account of this Deed of Trust for the control, care, maintenance or repair of the Mortgaged Property, for any waste committed on the Mortgaged Property, for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property except to the extent any of the foregoing are caused by Beneficiary or its agents.

5.3. RIGHT TO APPLY RENTS. Beneficiary shall have the right, but not the obligation, to use and apply any Rents received hereunder in such order and such manner as Beneficiary may determine, including, without limitation, for: (a) the payment of out-of-pocket costs and expenses of enforcing or defending the terms of this Deed of Trust or the rights of Beneficiary hereunder, and collecting any Rents and (b) the payment of costs and expenses of the operation and maintenance of the Mortgaged Property.

6. SECURITY AGREEMENT

6.1 SECURITY INTEREST. This Deed of Trust constitutes a "Security Agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements. To this end, Grantor grants to Trustee and Beneficiary a second and prior security interest in the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements and all other Mortgaged Property, to the extent the Mortgaged Property may be subject to UCC, that is personal property to secure the payment of the Obligations and performance of the Covenants under the Loan Documents, and agrees that Trustee and Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreement sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute commercially reasonable notice to Grantor.

6.2. FINANCING STATEMENTS. Grantor shall execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such UCC financing statements and such further forms as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary's lien priority and security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

6.3. FIXTURE FILING. This Deed of Trust shall constitute a fixture filing in accordance with N.C. Gen. Stat. ss. 25-9-502, to be recorded in the real estate records of the appropriate county in which the land is located. For purposes of complying with the requirement of N.C. Gen. Stat. ss. 25-9-502, the name of Grantor, as "debtor", and Beneficiary, as "secured party", and the respective addresses of Grantor, as "debtor", and Beneficiary, as "secured party", are set forth on the first page of this Deed of Trust; the types or items of "collateral" are described in the definition of "Mortgaged Property" appearing in the granting clauses of this Deed of Trust; and the description of the "land" is set forth on Exhibit "A" attached hereto.

7.       CONCERNING THE TRUSTEE

7.1 CERTAIN RIGHTS. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by him in the performance of his duties, including those arising from the joint, concurrent or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee's gross negligence or willful misconduct hereunder. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by him in the performance of his duties other than liabilities or expenses arising or accruing as a result of Trustee's gross negligence or willful misconduct. Grantor's obligations under this Section shall not be reduced or impaired by principles of comparative or contributory negligence.

7.2. RETENTION OF MONEY. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder.

7.3. SUCCESSOR OR TRUSTEE. If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

7.4. PERFECTION OF APPOINTMENT. Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

7.5. TRUSTEE LIABILITY. In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise, except due to Trustee's gross negligence or willful misconduct.

8. MISCELLANEOUS

8.1 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Grantor, the Beneficiary and the Trustee, or to such other address as may be hereafter notified by the respective parties hereto:

                  If to Grantor, to:
                           Del Laboratories, Inc.
                           Attention:  Chief Financial Officer
                           Telephone:  (516) 844-2020
                           Telecopy:  (631) 293-1515
                  with a copy to:
                           Attention: David A. Brittenham
                           Debevoise & Plimpton LLP
                           919 Third Avenue
                           New York, New York 10022
                           Phone: (212) 909-6000
                           Fax: (212) 909-6836


                  If to Beneficiary, to:
                           JPMorgan Chase Bank, N.A.
                           270 Park Avenue, 4th Floor
                           New York, New York 10017
                           Attention:  Neil Boylan
                           Telephone:  (212) 270-1410
                           Telecopy:  (212) 270-6637

                  with a copy to:
                           Latham & Watkins LLP
                           885 Third Avenue, Suite 1000
                           New York, NY  10022
                           Attn:  Michelle Kelban
                           Telephone:  212-906-1200
                           Telecopy:  212-751-4864

                  If to the Trustee, to:

                           Attention: Richard von Biberstein
                           Telephone:  (910) 259-6823
                           Telecopy:  (910) 259-6823


No notice, request or demand to or upon the Grantor, Beneficiary or the Trustee shall be effective until received. Grantor shall be conclusively deemed to have received any notice, request or demand if such notice, request or demand is sent by courier service and delivery thereof is confirmed by the courier, if it is sent by fax and receipt thereof is confirmed orally, if it is sent by certified mail or if it is served by any manner of service of process permitted by law. Notices and other communications to Grantor or Trustee hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Beneficiary. Approval of such procedures may be limited to particular notices or communications.

8.2 COVENANTS RUNNING WITH THE LAND. All Obligations contained in this Deed of Trust are intended by Grantor, Trustee and Beneficiary to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Grantor" shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Beneficiary has or will consent to any such conveyance or transfer of the Mortgaged Property). All persons or entities who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

8.3. ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Beneficiary, and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary's interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements and applications for registration necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the collateral, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder; however: (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any out-of-pocket sums advanced by Beneficiary in such performance shall be added to and included in the Obligations and shall bear interest at the interest rate applicable to overdue Reimbursement Obligations under Section 3.5(c) of the Credit Agreement; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action that it is empowered to take under this Section.

8.4. SUCCESSORS AND ASSIGNS. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary and Grantor and their respective successors and assigns. Except to the extent expressly permitted by the Credit Agreement, Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

8.5. NO WAIVER. Any failure by Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

8.6. SUBROGATION. To the extent proceeds of the Loan have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

8.7. CREDIT AGREEMENT. If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern.

8.8. RELEASE. Any liens and security interest created by this Deed of Trust shall be released in accordance with the terms and conditions set forth in the Indenture. At the request and sole expense of Grantor following any such release, Beneficiary shall execute and deliver such documents as Grantor may reasonably request to evidence such release. Grantor may request Beneficiary (but at no cost to Beneficiary) to assign this Deed of Trust to a beneficiary designated by Grantor in accordance with the terms and conditions set forth in the Indenture.

8.9 WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary.

8.10. OBLIGATIONS OF GRANTOR, JOINT AND SEVERAL. If more than one person or entity has executed this Deed of Trust as "Grantor," the obligations of all such persons or entities hereunder shall be joint and several.

8.11. GOVERNING LAW. This Deed of Trust shall be governed by the laws of the State in which the Land is located.

8.12. HEADINGS. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

8.13. ENTIRE AGREEMENT. This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

8.14. FUTURE ADVANCES. This Deed of Trust secures future advances that will be made by Lenders to the Grantor. Such future advances, with interest thereon, shall be secured by this Deed of Trust unless the parties shall agree otherwise in writing. The total principal amount of present Obligations secured by this Deed of Trust is One Hundred Thirty Five Million and No/100 Dollars ($135,000,000). The outstanding amount that secures Obligations may decrease or increase from time to time but the total unpaid principal balance so secured at any one time shall not exceed One Hundred Thirty Five Million and No/100 Dollars ($135,000,000), plus interest thereon, and any and all disbursements made by Beneficiary for the payment of taxes, special assessments or insurance on the Property, with interest on such disbursements. In accordance with N.C. Gen. Stat. 45-68(1)(c), the maximum period during which future obligations may be incurred and secured by this Deed of Trust shall not extend beyond fifteen years from the date hereof.

8.14.1 Disbursements or advances secured hereby, including, without limitation, all present and future loan disbursements or advances made by the Lenders under the Loan Documents, shall not be required to be evidenced by a "written instrument or notation" as described in N.C. Gen. Stat. ss. 45-68(2), it being the intent of the parties that the requirement of N.C. Gen. Stat. ss. 45-68(2) for a "written instrument or notation" for each advance or disbursement shall not be applicable to disbursements or advances under the Loan Documents.

8.15 INTERCREDITOR AGREEMENT. Notwithstanding anything herein to the contrary, the lien and security interest granted to Beneficiary pursuant to this Deed of Trust and the exercise of any right or remedy by Beneficiary hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any inconsistency or conflict between the terms and provisions of the Intercreditor Agreement and this Deed of Trust, the terms and provisions of the Intercreditor Agreement shall control.







         IN WITNESS WHEREOF, this Deed of Trust has been duly executed and delivered to Trustee by Grantor on the date of the acknowledgment attached hereto.


                               DEL LABORATORIES, INC., a Delaware corporation


                               By________________________________
                               Name:___________________________
                               Title:  ___________________________

STATE OF _______________   )
                                            ) ss:
COUNTY OF _____________    )

         I, _________________________, a Notary Public of the County and State aforesaid, certify that ________________________ personally came before me this day and acknowledged that he is _______________________ of Del Laboratories, Inc., a Delaware corporation, and that he as _______________________, being authorized to do so, executed the foregoing on behalf of the corporation. Witness my hand and official stamp or seal, this day of December, 2005.

                                                ------------------------------
                                                        Notary Public

My commission expires:
                    --------------

                                   EXHIBIT A
                               [Legal Description]

                                 (see attached)